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                       AMENDMENT TO EMPLOYMENT AGREEMENT
                       ---------------------------------



     This Agreement (the "Agreement"), made as of this ___ day of March, 1995, is entered into by and between MedChem Products, Inc., a Massachusetts corporation with its principal place of business at 232 West Cummings Park, Woburn, Massachusetts 01801 (the "Company"), and Timothy Patrick, residing at 3785 Newport Bay Drive, Alpharetta, Georgia 30202 (the "Employee").

     The Company and the Employee are parties to an Employment Agreement dated February 13, 1995 (the "Employment Agreement"). The Company and the Employee desire to make certain amendments to the Employment Agreement. In consideration of these premises, the mutual covenants and promises contained herein, and other good and valuable consideration, the receipt and sufficiency of which are acknowledged, the parties hereto agree as follows:

     1. Section 6.3 of the Employment Agreement is hereby amended by replacing the "." at the very end of such section (after the word "assets") with a semi-colon, ";", and adding the following after the end of clause (iv) thereof: "(v) there is a merger or consolidation of the Company's wholly-owned subsidiary, Gesco International, Inc. ("Gesco") with any other corporation, other than (A) a merger or consolidation which would result in the voting securities of Gesco outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 50% of the combined voting power of the voting securities of Gesco or such surviving entity outstanding immediately after such merger or consolidation, (B) a merger or consolidation effected to implement a recapitalization of Gesco (or similar transaction) in which no "person" (as hereinabove defined) acquires more than 50% of the combined voting power of Gesco's then outstanding securities or (C) a merger or consolidation with any corporation that controls, is controlled by or is under common control with the Company (including a merger or consolidation with the Company); or (vi) there is a plan of complete liquidation of Gesco or an agreement for the sale or disposition by Gesco of all or substantially all of Gesco's assets (such events in the preceding clauses (v) and (vi) being hereinafter referred to as "Gesco Events").
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     2.  The Employment Agreement is hereby amended by inserting the following after the end of Section 6.1:

          "(vi) in the event such Change in Control of the Company results from a Gesco Event, each option to purchase shares of capital stock of the Company previously granted to the Employee pursuant to any stock option plan or other employee benefit arrangement of the Company shall continue to vest, and shall continue to be exercisable, all in accordance with its original terms until its expiration date, notwithstanding any provisions in such option relating to earlier termination of such option upon termination of employment."

     3. This Agreement shall be construed, interpreted and enforced in accordance with the laws of the Commonwealth of Massachusetts, without giving effect to conflict of laws provisions.

     4. In all respects other than as specifically provided in this Agreement, the Employment Agreement is hereby ratified and affirmed.

     IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year set forth above.

                                          MEDCHEM PRODUCTS, INC.


                                          By:    /s/  James Marten
                                               ----------------------------
                                          Title:        Chairman
                                                ---------------------------


                                             /s/ Timothy Patrick
                                          ---------------------------------
                                          Timothy Patrick

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